EXHIBIT 1.1

                                                                 [Translation]

                 Articles of Incorporation of Mirae Corporation


                              I. GENERAL PROVISION


Article 1.   Corporate Name

          The name of the Company shall be "Mirae Sanup Chusik Hoesa" (or MRC), (hereinafter called the "Company").

Article 2.   Business Objectives

          The Company shall have the objective to carry out the following businesses:

         1. Manufacture and sale of semi-conductor equipment and related devices

         2.       Manufacture and sale of automation equipment

         3.       Manufacture and sale of electronic precision instruments

         4.       Manufacture and sale of software

         5.       Lease of real estate

         6.       Data base business (internet related business)

         7. Electronic communication sales business (electronic commerce related business)

         8.       Cable broadcasting business

         9.       Manufacture and sale of communications equipment

         10. Manufacture and sale of measuring instruments for communications equipment

         11.      Development and sale of display products

         12.      Manufacture and sale of lighting related products

         13.      All business incidental or related to the foregoing

Article 3.   Location of Head Office

         (1) The Company shall have its head office in Cheon An, Choong Chung Nam Do.

         (2) The Company may establish branches, other business offices or factories at such places and outside the country, as the Company may require, by resolution of the Board of Directors of the Company.

Article 4.   Method of Public Notice

         Public notices by the Company shall be given in "The Korea Economic Daily ", a daily newspaper published in Seoul.

                               CHAPTER II. SHARES

Article 5.   Shares of Authorized Capital

          The total number of shares to be issued by the Company shall be 351,000,000 shares.

Article 6.   Par Value per Share

          The par value per share of the Company shall be 100 Won.

Article 7.   Number of shares to be issued at the time of incorporation

          The total number of shares to be issued by the Company at the time of incorporation shall be 10,000 shares.

Article 8.   Type of Shares

         The type of share certificates of the Company shall be registered common shares and registered preferred shares.

Article 8-2.  Preferred Shares

         (1) Preferred shares to be issued by the Company shall be non-voting and the number thereof shall be 35,100,000.

         (2) A dividend on preferred shares shall be determined by the Board of Directors; provided, that such dividend shall not be less than nine (9) %, nor more than fifty (50) % per annum of the par value of the share.

         (3) If the dividend rate in respect of common shares is higher than the dividend rate in respect of preferred shares, the holders of preferred shares shall participate in the distribution of dividends with respect to such excess portion based on the same dividend rate applied to common shares.

         (4) If dividends on preferred shares are not paid from the profits of the relevant fiscal year, such unpaid and accumulated amount shall be preferentially paid to the holders of preferred shares at the time of payment of dividends for the following fiscal year.

         (5) If the general meeting of shareholders resolves not to pay dividend on preferred shares, preferred shares shall have voting rights from the following general meeting of shareholders until the end of the general meeting of shareholders at which it is resolved to provide preferential dividends for preferred shares.

         (6) In the case of rights issue, the allocation of new shares in respect of preferred shares shall be in common shares, and in the case of bonus issue, the allocation of new shares shall be the shares of the same kind held.

         (7) Preferred shares shall have the duration of five (5) years from the date of issue and shall be converted into common shares at the end of such period. However, if the prescribed dividends have not been distributed during such period, such period may be extended until distribution thereof is completed. With respect to the distribution of dividends on shares issued upon conversion, Article 10-2 shall apply, mutatis mutandis.

Article 9.   Type of Share Certificates

         Share certificates of the Company shall be issued in 8 denominations of one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000), and ten thousand (10,000) shares per certificate.

Article 10.  Subscription for New Shares

         (1) New shares to be issued by the Company shall be allocated to the shareholders in proportion to their respective shareholding ratio.

         (2) Notwithstanding Clause (1) above, new shares may be allocated to persons other than shareholders by a resolution of the Board of Directors as follows:

                  1. Up to 30% of the total number of issued and outstanding shares, if the company issues new shares by a public offering or causes underwriters to underwrite new shares pursuant to Article 2 of the Securities and Exchange Act;

                  2. If the Company issues new shares due to the exercise of stock options pursuant to Article 189-4 of the Securities and Exchange Act;

                  3. If the Company issues new shares preferentially to members of the Employee Stock Ownership Association pursuant to Article 191-7 of the Securities and Exchange Act;

                  4. Up to 30% of the total number of issued and outstanding shares, if the Company issues new shares by a public offering by a resolution of the Board of Directors in accordance with Article 189-3 of the Securities and Exchange Act;

                  5. Up to 50% of the total number of issued and outstanding shares, if the Company issues new shares for the issuance of depositary receipts (DRs) pursuant to
                        Article 192 of the Securities and Exchange Act;

                  6. Up to the amount of 3,000,000,000 Won of par value of the shares, if the Company issues new shares to foreign investors for the necessity of the management of the Company pursuant to the Foreign Investment Promotion Act.

                  7. To a company in a business alliance with the Company, if necessary for introducing new technology.

         (3) In the event of the abandonment or loss of preemptive right of any shareholder to subscribe for new shares and fractional shares arising in the allotment of new shares, the treatment thereof shall be decided in accordance with a resolution of the Board of Directors.

         (4) Notwithstanding Clause (1) through (3) above, the resolution of the general meeting of shareholders shall be required for the following acts of the Company:

                  1. The issuance of new shares which results in the change of person having control of the Company. A person having control over the Company means a person who directly or indirectly, by means of holding voting stock of the Company or by a contractual relationship, exercises practical influence over the Company's management and policies.

                  2. The issuance of new shares as consideration for the acquisition of stock or assets of another company, where

                        A. a director or auditor of the Company or person holding not less than 5% of the total issued and outstanding shares of the Company has, directly or indirectly, not less than 5% ownership interest in the such other company or its assets to be acquired by the Company; or
                        B. the issuance by private placement of new shares totaling not less than 20% of all issued and outstanding voting shares of the Company.

                  3. The issuance by private placement of new shares totaling not less than 20% of all issued and outstanding voting shares where the offered price is less than the market price or the Company's net asset value divided by the number of new shares to be issued; provided, however, in the event the shares held by a director or auditor of the Company or a person who has not less than 5% of the voting stock of the Company sells shares it holds, such shares shall be added to the above computation.

Article 10-2. Base Date for Allotment of New Shares

         In the event that the Company issues new shares in connection with an issue for consideration, bonus issue or stock dividend, with respect to the distribution of dividends on such new shares, such new shares shall be deemed to have been issued in the fiscal year immediately preceding the fiscal year during which such new shares were actually issued.

Article 10-3.  Stock Options

         (1) The Company may grant stock options to its officers and employees by a special resolution of the general meeting of shareholders pursuant to Article 189-4 of the Securities and Exchange Act, to the extent of fifteen (15) % of the total number of issued and outstanding shares. Provided, however, that the Company may grant stock options to its officers and employees by a resolution of the Board of Directors, to the extent of not more than 3% of the total number of issued and outstanding shares. In this case, the Company may grant such stock options to be linked to the management performance of the officer or employee or share price index, pursuant to resolution of a general meeting of shareholders or a meeting of the Board of Directors.

         (2) The officers and employees of the Company, as well as officers and employees of affiliates of the Company as defined Article 84-6 (1) of the Presidential Decree under the Securities and Exchange Act, who may be granted stock options are such persons who contributed, or has the capacity to contribute to the establishment, management, international sales and technical innovation of the Company; provided, that those who fall under any of the following shall not be granted such stock options:

                  1.    The largest shareholder (as defined under Article 54-5
                        (4), Item 2 of the Securities and Exchange Act, the same definition shall apply in the following provisions of this Article) and persons specially related to the largest shareholder (as defined in Article 10-3 (2) of Presidential Decree under the Securities and Exchange Act. The same definition shall apply in the following provisions of this Article), except for those who became a specially related person (including non-standing officers of affiliates) by becoming an officer of the Company (including officers of affiliates as defined under Article 84-6 (1) of the Presidential Decree under the Securities and Exchange
                        Act);

                  2. Major shareholders (as defined in Article 188 of the Securities and Exchange Act. The same definition shall apply in the following provisions of this Article) and persons specially related to the major shareholders, except for those who became specially related persons (including non-standing officers of affiliates) by becoming an officer of the Company (including officers of affiliates as defined under Article 84-6 (1) of the Presidential Decree under the Securities and Exchange
                        Act);

                  3. Any person who shall become a major shareholder of the Company by exercising his/her stock options.

         (3) The shares to be issued upon exercise of the stock options (in the case where the Company pays, in either cash or shares, in calculating the difference between the exercise price of stock options and the market price, refers to the shares which are the basis for such calculation) shall be common shares in registered form.

         (4) The number of officers and employees of the Company who may be granted stock options shall not exceed ninety (90) % of the total number of officers and employees in office. Stock options granted to one single officer or employee shall not exceed ten (10) % of the total number of issued and outstanding shares.

         (5) The purchase price per share to be acquired by the exercise of stock options shall not be less than any of the following prices. In the case where the purchase price is adjusted after the granting of stock options, the same shall apply.

                  1. where shares are newly issued, the greater amount between the following shall be the price:

                        A. Market price of the shares which is appraised in accordance with Article 84-9 (2), Item 1 of the Presidential Decree under the Securities and Exchange Act as of the date of the granting of stock options; or

                        B.    Par value of the shares.

                  2. In cases other than those in Sub-clause 1 above, the market price of the shares which is appraised in accordance with Sub-clause 1, Sub-item A above.

         (6) The stock options may be exercised within five (5) years from the date after two (2) years have elapsed from the date a resolution to grant such stock options is adopted pursuant to Clause (1) above.

         (7) The holder of a stock option may exercise the stock option after working not less than two (2) years from the date of the resolution set forth in Clause (1) above. If the holder of a stock option is deceased or retires or resigns from office due to causes not attributable to him/her within two
                  (2) years from the date of the resolution set forth in Clause
                  (1) above, he/she may exercise the stock option during the above periods.

         (8) The provisions of Article 10-2 shall apply to the dividends of the new shares issued under the exercise of stock options.

         (9) The Company may cancel the issued stock options by a resolution of the Board of Directors in any of the following cases:

                  1. When the relevant officer or employee of the Company voluntarily retires from his/her office after being granted stock options;

                  2. When the relevant officer or employee of the Company has caused the Company to incur substantial damages due to his/her willful misconduct or gross negligence;

                  3. When the stock options may not be exercised due to the Company's bankruptcy or dissolution; or

                  4. When any causes for cancellation set forth in the stock option agreement occurs.

Article 10-4.  Public Offering (Deleted)

Article 11.    Transfer Agent

         (1) The Company shall appoint a transfer agent for the alteration of entries in the shareholders registry.

         (2) The transfer agent, the office of transfer and the scope of the transfer agent's services are to be determined by the Board of Directors of the Company and to be publicly disclosed.

         (3) The Company shall keep the shareholders registry or a duplicate thereof at the office of the transfer agent for inspection and have the transfer agent handle the recordation of transfers, the registration and cancellation of a pledge, the recordation and cancellation of entrusted property, the issuance of share certificates, the receipt of reports filed and other administrative activities related to the shares.

         (4) The procedures for handling transfer operations of Clause (3) above shall be in accordance with the applicable regulations for transfer agents of securities.

Article 12.   Shareholder's Name, Address and Report of Seals and Signatures

         (1) All shareholders and registered pledgees shall report their names, addresses, seals and signatures to the transfer agent mentioned in Article 11.

         (2) Any shareholder or registered pledgee who resides overseas shall report to the transfer agent a designated representative and the location in the Republic of Korea where notifications can be received.

         (3) All shareholders and registered pledgees shall report to the transfer agent any changes in regard to Clause (1) and (2) above.

Article 13.  Closing of Shareholders Registry and the Record Date

         (1) Entries of alterations in the shareholders registry shall be suspended from January 1 to January 31 of each year.

         (2) The Company shall allow the shareholders who are entered into the registry of shareholders by December 31 of each year, to exercise their rights thereof at the ordinary general meeting of shareholders.

         (3) The Company may, by a resolution of the Board of Directors, set the record date or close the registry of shareholders for a certain period not exceeding three (3) months by giving at least two (2) weeks' prior public notice; provided, that if the Board of Directors deems it necessary, the Company may close the registry of shareholders and set the record date at the same time.


                               CHAPTER III. BOND

Article 14.  Issuance of Convertible Bonds

         (1) In any of the following cases, the Company may issue convertible bonds to persons other than shareholders by a resolution of the Board of Directors to the extent that the aggregate face value amount of the convertible bonds shall not exceed 200,000,000,000 Won.

                  1. where the Company issues convertible bonds by a general public offering;

                  2. where the Company issues convertible bonds for the purpose of soliciting foreign investment if it is necessary for management of the company in accordance with the Foreign Investment Promotion Act;

                  3. where the Company issues convertible bonds to a company in a business alliance with the Company for the purpose of introducing new technology;

                  4. where the Company issues convertible bonds to a domestic financial institution to urgently furnish funds; or

                  5. where the Company issues convertible bonds in foreign countries in accordance with Article 192 of the Securities and Exchange Act.

         (2) Convertible bonds mentioned in Clause (1) above may be issued with partial conversion rights.

         (3) The shares to be issued upon conversion shall be common shares and the conversion price shall not be less than the par value of the share as determined by the Board of Directors at the time of issuance of the relevant convertible bonds.

         (4) The period in which conversion may be made shall be from the day following the date of issuance of the convertible bonds to the day immediately before the date of maturity; provided, that the period can be adjusted by decision of the Board of Directors during the aforesaid period.

         (5) As for the interest on bonds or dividend on the shares to be issued due to conversion, Article 10 (2) shall apply, mutatis mutandis.

Article 15.  Issuance of Bonds with Warrants

         (1) In any of the following cases, the Company may issue bonds with warrants to persons other than shareholders by a resolution of the Board of Directors to the extent that the aggregate face value amount of the bonds with warrants shall not exceed 200,000,000,000 Won.

                  1. where the Company issues bonds with warrants by a general public offering;

                  2. where the Company issues bonds with warrants for the purpose of soliciting foreign investment if it is necessary for management of the company in accordance with the Foreign Investment Promotion Act;

                  3. where the Company issues bonds with warrants to a company in a business alliance with the Company for the purpose of introducing new technology;

                  4. where the Company issues bonds with warrants to a domestic financial institution to urgently furnish funds; or

                  5. where the Company issues bonds with warrants in foreign countries in accordance with Article 192 of the Securities and Exchange Act.

         (2) The amount of new shares for which the holders of bonds with warrants can subscribe shall be determined by the Board of Directors; provided, that the maximum amount of new shares to be subscribed by the holders of bonds with warrants shall not exceed the aggregate par value of bonds with warrants.

         (3) The shares to be issued upon exercise of warrants shall be common shares and the issue price shall not be less than the par value of the shares as determined by the Board of Directors at the time of issuance of the relevant bonds with warrants.

         (4) The period in which a bond holder may exercise his/her warrant shall be from the day following the date of issuance of bonds with warrants to the day immediately before the date of maturity; provided, that the period can be adjusted by decision of the Board of Directors within the aforesaid period.

         (5) As for the dividend on the shares to be issued due to conversion, Article 10-2 shall apply, mutatis mutandis.

Article 16.  Rules Governing the Issuance of Bonds.

         Articles 11 and 12 shall apply, matatis mutandis in the case of the issuance of bonds.

                  CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS

Article 17.  Convening of Meeting and Notice

         (1) General meeting of the shareholders of the Company shall be of two types: Ordinary and Extraordinary.

         (2) Ordinary general meetings of shareholders shall be convened within three (3) months after the close of each fiscal year and extraordinary general meeting of shareholders shall be convened when necessary.

Article 18.  Person Authorized to Convene Meeting

         (1) Except for provisions provided for in other laws and regulations, the general meeting of shareholders shall be convened by the representative director of the Company in accordance with a resolution of the Board of Directors.

         (2) If the representative director is unable to perform his/her duty, Article 34 (2) shall apply, mutatis mutandis.

Article 19.  Notice and Public Notice of Convening of General Meeting

         (1) When convening a general meeting of shareholders, a written notice or e-mail thereof setting forth the time, date, place and agenda of the meeting shall be sent to each shareholder at least two (2) weeks prior to the date of such meeting.

         (2) In lieu of written notice or e-mail of convening general meeting of shareholders, for shareholders holding not more than one (1) % of the total number of shares with voting rights issued and outstanding, public notice may be made which shall include the time, place and agenda of the meeting, given at least twice in "The Korea Economic Daily" and "Maeil Business Newspaper" published in Seoul, two (2) weeks prior to the meeting.

Article 20.  Place of Meeting

          The general meeting of shareholders shall be convened at the head office or, if necessary, a place nearby.

Article 21.  Presiding Officer

         (1) The representative director shall preside over all general meetings of shareholders.

         (2) In case the representative director is unable to perform his/her duties, Article 34 (2) shall apply, mutatis mutandis.

Article 22.   Maintenance of Order by the Presiding Officer

         (1) The presiding officer of a general meeting of shareholders may order persons, who intentionally disturb or distract the proceedings of the meetings to desist or leave the place of the meeting.

         (2) The presiding officer of a general meeting of shareholders may restrict the time and number of speeches of a shareholder as deemed necessary for the purpose of harmonious progress in the proceeding of the meeting.

Articles 23.   Voting Right

          Each shareholder shall have one (1) vote for each share owned.

Articles 24.  Limited Voting Rights

         If the Company, its parent company or subsidiary owns not less than ten (10) % of the outstanding shares of another company, then the Company's shares held by such other company shall not have voting rights.

Articles 25.   Exercise of Vote in Disunity

         (1) In the event that a shareholder who has two (2) or more votes desires to exercise them in disunity, such a shareholder shall give written notice to the Company containing the intention of so doing and the reasons therefor three (3) days prior to the meeting of shareholders.

         (2) The Company may reject such exercise of vote in disunity by a shareholder unless the shareholder acquires the shares in trust or otherwise holds the shares for and on behalf of another person.

Articles 26.   Voting by Proxy

         (1)      A shareholder may exercise his/her vote by proxy.

         (2) The proxy in the above clause shall present a power of attorney prior to the opening of the general meeting of shareholder.

Article 27.   Method of Resolution

         Except as otherwise provided by law, all resolutions of general meetings of shareholders shall be adopted by the affirmative vote of the majority of shareholders present at the meeting; provided, however, that the number of such votes shall be one fourth (1/4) or more of the issued and outstanding shares of the Company.

Article 27-2.  Exercise of Vote in Writing (Deleted)

Article 28.    Minutes of General Meeting

         The proceedings and conclusions of each general meeting of shareholders shall be recorded in minutes on which the names and seals of the presiding officer and the directors present at the meeting shall be affixed, and shall be kept at the head office and branch offices of the Company.



                    CHAPTER V. DIRECTORS, BOARD OF DIRECTORS

Article 29.   Number of Directors

         The Company shall have at least three (3) but not more than seven (7) directors and not less than twenty five (25) % of the directors shall be outside directors.

Article 30.   Election of Directors

         (1) Directors shall be elected at and by the general meeting of shareholders.

         (2) The election of directors shall be adopted by the affirmative votes of the majority of the shareholders present at the general meeting of shareholders; provided, however, that the number of such votes shall be one-fourth (1/4) or more of the issued and outstanding shares of the Company.

         (3) Even in the case where two or more directors are elected, cumulative voting as provided in Article 382-2 of the Commercial Act shall not apply.

         (4) The directors shall be divided into standing and non-standing. Of the non-standing directors, at least two shall be outside directors; provided, however, a person falling under the following may not be an outside director:

                  1. One who is an officer or employee of the Company or its subsidiary.

                  2. One who due to his/her position in relation to the Company shall be prevented from exercising independent judgment in carrying out the duties of a director.

Article 31.  Term of Office

         The term of office of the director shall be three (3) years; provided, that the term of office of the directors shall be extended up to the close of the ordinary general meeting of shareholders convened in respect of the last fiscal year of such term of office, in case his/her term of office shall terminate prior to the ordinary general meeting of shareholders.


Article 32.   Vacancy in the Office of Directors

                  (1) Any vacancy in the office of the director shall be filled by a resolution of a general meeting of shareholders. However, if the number of directors required is met in accordance with Article 29 hereof and there is no difficulty in the administration of business, the vacancy may be left unfilled.

                  (2) In the event an outside director resigns, passes away or is otherwise terminated for cause, and the number of outside directors required is not met in accordance with Article 29 hereof, the Company shall fill such vacancy in the office of outside director at the next general meeting of shareholders.

Article 33.  Election of the Representative Director and etc.

         A representative director, vice president, senior managing director and managing director may be elected by a resolution of the Board of Directors.

Article 34.  Duties of Directors

         (1) The representative director shall represent the Company and shall oversee all affairs of the Company.

         (2) The vice president, senior managing director, managing director and director shall assist the representative director and shall perform their respective duties determined by the Board of Directors. In the event that the representative director is unable to perform his/her duties, the next person in the line of order as mentioned above shall act as the representative director.

Article 34-2.  Director's Obligation to Report

         (1) Each director shall report to the Board of Directors of his/her execution of duties at least once every three (3) months.

         (2) If a director is or becomes aware of any facts that is likely to be a material detriment to the Company, he/she shall immediately report it to the audit committee.

Article 35.  Duties of Auditors (Deleted)

Article 36.  Auditor's Report (Deleted)

Article 37.  Board of Directors

         (1) The Board of Directors shall consist of directors and shall resolve all important matters relating to the Company.

         (2) The meeting of the Board of Directors shall be convened by the representative director or by other director(s) appointed by the resolution of the Board of Directors, who shall give notice to each director at least two (2) days prior thereto; provided, that such notice may be omitted with the consent of all directors.

         (3) The chairman of the Board of Directors shall be the one authorized to convene meetings of the Board of Directors pursuant to Article 37 (2) hereof.

Article 37-2. Audit Committee (Deleted)

Article 38.   Resolution of the Board of Directors

         (1) The presence of the majority of all directors shall constitute a quorum for a meeting of the Board of Directors and the resolutions of the Board of Directors shall be adopted by the affirmative vote of at least a majority of the Directors present at the meeting.

         (2) The Board of Directors may allow all or part of the directors in office to exercise his/her and/or their voting right by telecommunication means through which they may transmit and receive visual images and voices at the same time without attending a meeting of the Board of Directors in person. In such case, the concerned director(s) shall be deemed as having attended the meeting of the Board of Directors in person.

         (3) A director having special interest with respect to a resolution shall not exercise his/her voting right.

Article 39.  Minutes of the Board of Directors' Meeting

         (1) The substance of the proceedings of the Board of Directors shall be recorded in the minutes.

         (2) The minutes of the Board of Directors' meeting shall include the agenda for the meeting, the progress of resolutions, the actual resolution, dissenting opinions and reasons therefore, on which the names and seals of all directors present at the meeting shall be affixed.

Article 39-2.  Committees

         (1) The Company shall have committees within the Board of Directors as follows:

                  1.    a management committee;

                  2.    a remuneration committee;

                  3.    an audit committee; and

                  4.    an outside director candidate recommendation committee

         (2) The composition, authority, operation and other details pertaining to each committee shall be determined by a resolution of the Board of Directors.

         (3) The provisions of Articles 37, 38 and 39 herein shall apply to the committees.

Article 40.   Remuneration and Severance Allowance of Directors

         (1) The remuneration for directors shall be determined by resolutions of the general meetings of shareholders.

         (2) Severance allowances for directors shall be paid in accordance with the Officer's Severance Pay Regulations of the Company adopted by resolution of a general meeting of shareholders.

Article 41.  Counselor and Advisor

         The Company may retain counselor(s) or advisor(s) by resolution of the Board of Directors.

                          CHAPTER VI. AUDIT COMMITTEE

Article 41-2.  Composition of the Audit Committee

         (1) The Company shall in lieu of a statutory auditory have an audit committee as set forth in Article 39-2 above.

         (2) The audit committee shall be comprised of at least three (3) directors.

         (3) At least two-third (2/3) of the members of the audit committee shall be outside directors, and those members that are not outside directors shall fulfill requirements of
                  Article 54-6 (3) of the Securities and Exchange Act.

         (4) The largest shareholder or a specially related person who holds more than three (3) % of the total number of voting shares (including shares beneficially owned and shares for which the voting rights are assigned to them) issued by the Company shall not be permitted to exercise the voting rights of the shares in excess thereof to elect or dismiss an audit committee member who is not an outside director.

         (5) The audit committee shall by its resolution appoint a chairman who shall represent the audit committee. The chairman shall be an outside director.

Article 41-3.  Duties of the Audit Committee

         (1) The audit committee shall examine the accounts and business of the Company.

         (2) The audit committee may require the Board of Directors to convene an extraordinary general meeting of shareholders by submitting a document which states the agenda of and reasons for convening such meeting.

         (3) The audit committee may request the Company's subsidiary to report the details of its operations, if deemed necessary for the performance of its duties. In such case, if the subsidiary fails to immediately report the details or if the Company deems it necessary to confirm the details, the auditors may investigate the subsidiary's business operation and financial status.

         (4) The audit committee shall be authorized to approve the appointment of independent auditors.

         (5) The audit committee shall take care of matters other than those set forth in Clauses (1) through (4) above as designated by the Board of Directors.

Article 41-4. Audit Report

         The audit committee shall maintain a record of its audit activities in an audit report. The audit report shall contain the audit procedures performed and results of the audit, and the name and seal or signature of the audit committee member(s) who have performed such audit shall be affixed to the audit report.

                            CHAPTER VII. ACCOUNTING

Article 42.  Fiscal Year

           The fiscal year of the Company shall be from January 1 to December 31 of each year.

Article 43.  Preparation of Financial Statements, Etc.

         (1) The representative director shall prepare for the following documents, supplementary schedules and business report and have them audited by the audit committee at least six (6) weeks before each ordinary general meeting of shareholders. The following documents, supplementary schedules and business report shall be submitted to the ordinary general meeting of shareholders.

                  1.    Balance sheet;

                  2.    Income statement; and

                  3. Statements of appropriation of retained earnings or statements of disposition of deficit.

         (2) The audit committee shall submit an audit report thereof to the representative director three (3) weeks prior to the ordinary general meeting of shareholders.

         (3) The representative director shall keep the documents described in Clause (1) above, its supplementary schedules, business report and audit report for five (5) years from the date which is two (2) weeks prior to the ordinary general meeting of shareholders at the head office; keep the copies of those documents listed hereof for three (3) years at branch offices of the Company; and deliver the documents described in Clause (1) above and business report to the shareholders at least two(2) weeks prior to the ordinary general meeting of shareholders; provided, however, delivery may be omitted to shareholders who hold not more than 1% of the total number of issued and outstanding voting stock.

         (4) The representative director shall, without delay, give public notice of the balance sheet and audit report of the independent auditor as soon as the documents described in the Clause (1) above are approved by the general meeting of shareholders.

Article 43-2.  Appointment of Independent Auditors

         With respect to the appointment of independent auditors, the Company shall appoint independent auditors pursuant to the provisions of the Act on External Auditors of Stock Companies by obtaining approval of the audit committee and shall report the appointment of independent auditors at the first ordinary general meeting of shareholders held thereafter.

Article 44.    Appropriation of Profits

         The profits as at the end of each fiscal year of the Company shall be appropriated as follows:

         1.       Legal reserves;

         2.       Other statutory reserves;

         3.       Dividends;

         4.       Voluntary reserve; and

         5.       Other retained earnings to be appropriated.

Article 45.    Payment of Dividends

         (1)      Dividends may be paid in either cash or shares.

         (2) In the case where the dividends are distributed in shares, if the Company issues several types of shares, such distribution may be made through shares of different types by a resolution of a general meeting of shareholders.

         (3) Dividends mentioned in Clause (1) above shall be paid to the shareholders or pledgees registered in the shareholders registry of the Company as of the last day of each fiscal year.

Article 46.    Right to Request the Payment of Dividends

         (1) The right to request the payment of dividends shall be effective for five (5) years and if the right is not exercised within such period, the right shall become void.

         (2) Dividends shall be returned to the Company if the payment of dividends is not requested for during the period set forth in clause (1) above.


                                    ADDENDUM

These Articles of Incorporation shall become effective as of March 21, 1996.

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 21, 1996; provided, however, that the amended portions of Article 12, Article 27, Article 28,
                  Article 30, Article 31, Article 34-2, Article 35, Article 36,
                  Article 39, and Article 45 shall become effective as of October 1, 1996. The amended portion of Article 10-2 shall become effective in the fiscal year which first commences after the date of amendment of these Articles of Incorporation.

         2. (Application regarding the issuance of convertible bonds and issuance of bonds with warrants) The amended portion of
                  Article 14 and Article 15 shall apply to the bonds issued after the effective date of these Articles of Incorporation.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 14, 1997.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of December 16, 1997.

         2. (Application regarding the issuance of convertible bonds and issuance of bonds with warrants) The amended portion of
                  Article 14 and Article 15 shall apply to the bonds issued after the effective date of these Articles of Incorporation.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of February 28, 1998.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 13, 1999; provided, however, that the amended portion of Article 30 (3) shall become effective as of June 29, 1999.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of October 5, 1999.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 25, 2000.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 24, 2001.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 22, 2002.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 21, 2003.


                                    ADDENDUM

         1. (Effective Date) These Articles of Incorporation shall become effective as of March 19, 2004.